UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for use of the Commission Only (as permitted by rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional materials

/ /  Soliciting Material Pursuant to ss.240.14a-11(c) or
     section 240-14a-12

                               Moore Products Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     Name of Person(s) filing Proxy Statement, if other than the Registrant

Payment of filing Fee (Check the appropriate box):

/X/  No Fee required

                                     [LOGO]



                               MOORE PRODUCTS CO.
                                 Sumneytown Pike
                        Spring House, Pennsylvania 19477



                          -----------------------------

                          NOTICE OF 1998 ANNUAL MEETING
                                 OF SHAREHOLDERS
                            TO BE HELD ON MAY 1, 1998

                          -----------------------------






To  Our Shareholders:

     The Annual Meeting of Shareholders of Moore Products Co. (the "Company") will be held on Friday, May 1, 1998, at 11:00 A.M. local time at the office of the Company, Spring House, Pennsylvania, for the following purposes:


1. To elect three directors of the Company for a term of four years;

2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

     The close of business on March 12, 1998, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournments thereof.

     Whether or not you expect to be present in person at the meeting, you are requested to execute promptly the enclosed proxy and return it in the envelope provided, which requires no further postage if mailed in the United States.

                                             By Order of the Board of Directors

                                             Robert E. Wisniewski
                                             Secretary and Treasurer

March 27, 1998

                               Moore Products Co.
                                 Sumneytown Pike
                             Spring House, PA 19477

                                 PROXY STATEMENT


     Proxies in the form enclosed are solicited by the Board of Directors of Moore Products Co. ("the Company") for use at the Annual Meeting ("the Meeting") of the Shareholders of the Company to be held May 1, 1998 and any adjournments thereof.

     Execution of the enclosed proxy will not in any way affect a shareholder's right to attend the meeting and vote in person; and shareholders giving proxies may revoke them at any time before they are exercised by a written revocation or duly executed proxy bearing a later date filed with the Secretary of the Company.

     The solicitation of the proxies being on behalf of the Board of Directors, all expenses in connection therewith will be paid by the Company. No solicitation is intended to be made by any manner other than the sending of this Proxy Statement through the mail which is expected to occur on or about April 1, 1998.

Voting Securities

     As of the record date, March 12, 1998, the Company had outstanding 2,604,581 shares of common stock, par value $1.00, each share entitled to one vote, and 175,950 shares of convertible preferred stock, par value $1.00, each share entitled to five votes. The preferred stock is convertible at any time, at the option of the holder, into common stock at the rate of one share of common stock for each 2-1/2 shares of preferred stock. The common and preferred shares are collectively referred to herein as the "voting shares." In the election of directors, assuming a quorum is present, the nominees receiving the highest number of votes cast at the Meeting (with the common stock and preferred stock voting as a single class) will be elected. Abstentions, or the withholding of, or specific direction not to cast any vote on a specific matter, such as broker non-votes, will not constitute the casting of a vote on such matter.

Beneficial Ownership of Principal Shareholders and Management

     The following table sets forth, as of March 12, 1998, (except where otherwise indicated) certain information concerning the beneficial ownership of the Company's outstanding voting shares by (i) each person who is known by the Company to be the beneficial owner of more than 5% of either class of such voting shares, (ii) each director and nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table appearing later in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Such information is based upon information supplied by such persons.



Name of Beneficial                            Class of      Amount and Nature of      Percent
Owner of Group(1)                          Voting Shares   Beneficial Ownership(2)    of Class
------------------                         -------------   -----------------------    --------

Mellon Bank Corporation                       Common          633,167(3)(4)            23.79
                                              Preferred       172,890(4)                98.3

Moore Products Co. Pension Plan               Common          500,000(5)                19.2

Frances O. Moore                              Common          326,854(3)(6)             12.2
                                              Preferred       172,890(6)                98.3

Dimensional Fund Advisors Inc.                Common          188,400(7)                7.28

Wachovia Corporation                          Common          144,315(8)                 5.6

Franklin Resources, Inc.                      Common          134,700(9)                 5.1


Robert B. Adams, Director                     Common            5,033(10)                  *

Donald E. Bogle, Director                     Common             --                       --
     President and Chief
     Executive Officer

Edward J. Curry, Director                     Common           11,892(10)(11)              *
     Executive Vice President and
     Chief Operating Officer

F. Lawton Hindle, Director                    Common            4,360(10)                  *

Edward T. Hurd, Director                      Common           36,000(10)                1.4

James O. Moore, Director                      Common          353,233(3)(10)(12)        13.5
                                              Preferred         1,020                      *

Thomas C. Moore, Director                     Common          345,992(3)(10)(13)        13.3
                                              Preferred         1,020                      *

William B. Moore, Director                    Common          364,128(3)(10)(14)        13.9
     Vice Chairman of the Board               Preferred         1,020                      *
     and Chief Technology Officer

Raymond M. Reed, Director                     Common            7,000(10)                  *

Ralph H. Owens, Director                      Common            5,331(10)                  *

Edwin G. Rorke, Director                      Common            7,022(10)                  *


                                       2




Edward M. Coll, Vice President,               Common            7,905(10)                  *
     International Sales

James McDonald, Vice President,               Common            7,621(10)                  *
     North American Sales

All directors and executive                   Common        1,039,143(3)(15)            38.4
     officers as a group                      Preferred         3,060                    1.7
     (15 in number)

-----------------
*Less than 1%

   (1) The address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, PA 15258. The address of the Moore Products Co. Pension Plan is c/o Benefits Committee, Moore Products Co., Sumneytown Pike, Spring House, PA 19477. The addresses of F. O. Moore, T. C. Moore, J. O. Moore and W. B. Moore are c/o Moore Products Co., Sumneytown Pike, Spring House, PA 19477. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. The address of Wachovia Corporation is 301 North Main Street, Winston-Salem, NC 27150-3099.

   (2) Except as otherwise indicated, the beneficial ownership reflected in this Proxy Statement is based upon sole voting and dispositive power (other than in the case of co-trustees, where such powers are shared).

   (3) Includes shares issuable upon the assumed conversion of the preferred shares beneficially owned by such person or entity.

   (4) Represents shares held as of December 31, 1997 by Mellon Bank Corporation and its affiliates ("Mellon") in various fiduciary capacities according to the Schedule 13G filed by it with the Securities and Exchange Commission. Includes: an aggregate of 257,698 common shares, and all of the indicated preferred shares, held as co-trustee (with Frances O. Moore) of the Trust under the Will of the late Coleman
        B. Moore; and an aggregate of 300,000 common shares held as co-trustee (with T. C. Moore, J. O. Moore, and W. B. Moore) of two trusts established by Coleman B. Moore; but does not include any of the common shares referred to in footnote (5) below.

   (5) Under the terms of the Company's Pension Plan and Trust, the Company's Benefits Committee has the power and duty to direct Mellon Bank Corporation, as Trustee, as to the voting, holding and sale of the Company common shares held in the Plan; however, by law Mellon, as Trustee, may have certain duties as to the management and voting of such common shares. The current members of the Company's Benefits Committee are: E. J. Curry, Executive Vice President and Chief Operating Officer of the Company; R. E. Wisniewski, Secretary and Treasurer of the Company; and M. Moran, Personnel Manager, all of whom disclaim beneficial ownership of the common shares held by the Plan. The decisions of the Benefits Committee with respect to the voting, holding and sale of such common shares are required to be made by a majority of the members of the Benefits Committee.

   (6) Includes the common and preferred shares held by her as co-trustee of the Trust under the Will of Coleman B. Moore referred to in footnote (4) above.

   (7) According to their Schedule 13G, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of such shares as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

   (8) According to their Schedule 13G, shares are held as of December 31, 1997 by Wachovia Corporation.

   (9) Shares are owned by investment funds or other managed accounts as to which Franklin Advisory Services, Inc., an investment advisor and subsidiary of Franklin Resources Inc. ("FRI"), has sole voting and dispository power. FRI's principal shareholders are Charles B. Johnson and Rupert H. Johnson, Jr.

   (10) Includes, with respect to the particular named individual, common shares issuable under stock options granted to him which are exercisable currently or within 60 days as follows: R. B. Adams - 1,000; E. J. Curry
        - 10,800; L. Hindle - 4,360; E. T. Hurd - 36,000; J. O. Moore - 2,900;
        T. C. Moore - 1,000; W. B. Moore - 10,750; R. M. Reed - 7,000; R. H.
        Owens - 1,000; E. G. Rorke - 1,000; E. M. Coll - 7,080; J. McDonald - 7,400.

   (11) Does not include the 500,000 common shares held by the Company's Pension Plan (see footnote (5) above).

   (12) Includes: 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; and 13,000 common shares held by him as co-trustee of a trust established by Frances O. Moore.

   (13) Includes: 10,000 common shares held by him as trustee for his children; 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; 13,000 common shares held by him as co-trustee of a trust established by Frances O. Moore; and 2,294 common shares held by him as custodian for his minor grandchildren.

   (14) Includes: 300,000 common shares held by him as co-trustee of the two trusts referred to in footnote (4) above; 13,000 common shares held by him as co-trustee of a trust established by Frances O. Moore; and an aggregate of 7,350 common shares owned directly by his minor children.

   (15) Includes 99,270 common shares issuable under stock options which are exercisable currently or within 60 days, and the 500,000 common shares held by the Company's Pension Plan (see footnote (5) above).


--------------

Thomas C. Moore, James O. Moore, and William B. Moore are brothers and the sons of the late Coleman B. Moore, founder of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and/or written representations, the Company believes that, except as further described below, there was compliance for the fiscal year ended December 31, 1997 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

                            1. ELECTION OF DIRECTORS


     The By-Laws of the Company provide for a Board of Directors not less than five nor more than eleven in number, to be divided into four classes of directors. At the 1998 Annual Meeting, the shareholders will elect three directors for a term expiring in 2002. The following have been nominated by the Board of Directors to serve as directors until the 2002 Annual Meeting of shareholders, or until a successor is elected and has duly qualified.

     Donald E. Bogle          F. Lawton Hindle            Thomas C. Moore

     The above nominees currently are serving as directors of the Company and were elected by the Company's shareholders, except for Mr. Bogle who was elected by the Board in January 1998. It is intended that the proxies will be voted for the nominees or for substituted nominees, in case any nominee becomes unavailable, which is not contemplated. However, proxies will not be voted for the election of more than three directors.

     The following table sets forth as of March 12, 1998, certain information with respect to the nominees for election as a director, and each director whose term of office will continue after the Annual Meeting.


                                                                                                 Present
                                                                                  Director       Term
Name and Occupation(1)                                               Age          Since          Expires
----------------------                                               ---          -----          -------

Donald E. Bogle *                                                    52           1998           1998
   President and Chief Executive Officer of
   the Company since October 1997; from
   October 1996 through September 1997
   he was President of Home and Building
   Control, a unit of Honeywell, Inc. (a
   provider of home and building, and
   industrial control products); from 1992
   to October 1996 various executive and
   management capacities with Home and
   Building Control; and Industrial Automation
   and Control, units of Honeywell, Inc.

F. Lawton Hindle                                                     66           1995           1998
   Retired in 1995 as President of Moore
   Products Co. (Canada), Inc. (a wholly-owned
   subsidiary of the Company)

Thomas C. Moore                                                      65           1969           1998
   Retired in 1994 as Regional Manager
   of the Company

                                       6

Edward J. Curry*                                                     51           1986           1999
   Executive Vice President and Chief
   Operating Officer of the Company

Raymond M. Reed                                                      62           1991           1999
   President, R. Reed & Associates, Inc.
   (a management consulting firm) and R. Reed
   Business Systems Consulting, Inc. (a systems
   implementation support firm); independent
   consultant to the Company since 1984

James O. Moore                                                       57           1978           2000
   Director of Corporate Technology of
   the Company

William B. Moore*                                                    55           1978           2000
   Vice Chairman of the Board and Chief
   Technology Officer since October 1997;
   formerly President and Chief Executive
   Officer of the Company

Ralph H. Owens                                                       81           1974           2000
   Retired in 1986 as Senior Vice President
   of the Company

Robert B. Adams                                                      67           1986           2001
   President, CEO & Director, EST Group, Inc.
   (a manufacturer of pressure plugging and
   testing equipment) since 1994; President,
   Product Development Services Co.
   (a management and engineering consulting
   firm) since 1993; Retired in 1993 as Vice
   President, Engineering and Secretary
   of the Company

Edward T. Hurd*                                                      59           1996           2001
   Chairman of the Board of the Company
   since August 1996, and independent consultant
   to the Company since April 1996; formerly
   Executive Vice President of Honeywell, Inc.
   and President of Industrial Control, a unit of
   Honeywell, Inc.; Director, Total Control Products
   Inc. (a provider of control products for the industrial
   automation market); Director, Iconics, Inc. (a
   manufacturer of industrial automation software)

Edwin G. Rorke                                                       75           1968           2001
   Chairman Emeritus; formerly Chairman of the
   Board of the Company; Retired in 1988 as Chief
   Executive Officer of the Company

----------------
* member of the Executive Committee

(1) Unless otherwise indicated, the named individuals have held the specified positions (other than directorships), or other positions with the indicated entities, for at least five years.


Information Concerning Meetings and Certain Committees

     Four meetings of the Board of Directors were held in 1997. No director attended fewer than 75% of the total meetings of the Board and of any Board Committees on which he served.

     The Company has Audit and Compensation Committees, but does not have a Nominating Committee.

     The Audit Committee, the members of which are presently Robert B. Adams, Edward J. Curry, and Edwin G. Rorke, held two meetings in 1997. The Audit Committee recommends the engagement of independent accountants, reviews the scope of the audit, reviews the financial statements and performance of the independent accountants, considers comments made by the independent accountants with respect to the Company's system of internal accounting controls, reviews controls with the Company's financial and accounting staff and reviews nonaudit services provided by the Company's independent accountants.

     A Compensation Committee is appointed each year to study and make recommendations to the Board regarding compensation of officers and to administer employee stock option plans. The Committee held four meetings in 1997. The members of the Committee are (and during all of 1997 were) Robert B. Adams, Thomas C. Moore, and Ralph H. Owens.


Compensation Committee Interlocks and Insider Participation

     Messrs. Owens and Adams formerly were officers and Thomas C. Moore formerly was a Regional Manager of the Company.

Compensation of Directors

     Directors, other than those currently employed by the Company, are paid $1,000 per day plus travel expenses for each Board and Committee meeting they attend on separate days. Current Non-employee Directors each receive 1,000 stock options granted annually under the 1997 Non-Employee Directors Equity Incentive Plan.

     On occasion, directors are compensated on a per diem basis for specific consulting services and related business expenses. Consulting fees during 1997 of $7,749 were paid to Raymond M. Reed or his affiliated consulting firm pursuant to a consulting agreement entered into in June 1996, and $111,000 was paid to Edward T. Hurd pursuant to a consulting agreement entered into in June 1996.

     At his retirement in 1995, F. Lawton Hindle, (former officer of the Company's Canadian subsidiary and a member of the Board of Directors) entered into a consulting and non-compete agreement with the Company for a three-year period ending December 31, 1997. Mr. Hindle was paid $10,000 under this agreement during 1997.



                                2. OTHER MATTERS

     The Board of Directors does not know at present of any matters to be presented at the Meeting other than those mentioned in the Notice of Meeting and customary procedural matters. However, if other matters should properly come before the Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies, to the extent permitted by applicable rules of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION



Report of the Compensation Committee

     Executive compensation at the Company is comprised primarily of base salary, a performance-related variable incentive bonus (initiated in 1997), split-dollar life insurance, a pension plan, a 401(k) employee retirement savings plan with corporate matching contributions and a stock option plan

     The Company's executive compensation program, including that for its Chief Executive Officer, is guided by principles designed to align compensation with overall business strategy, the current and long-term initiatives of management, overall corporate performance and Company values. The program is also compared against statistical studies of comparable positions and responsibilities in similar organizations to test the competitiveness of total executive compensation.

     The Committee periodically reviews overall compensation policy and design with the intention of considering changes dictated by industry trends and Company performance. In 1997, base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience, and potential for advancement. The Committee considered aspects of performance as measured in financial terms, but also evaluated the success of the management team in areas of performance that cannot be measured by purely qualitative tools, including development and execution of strategic plans, development of management and employees, and the exercise of leadership. All of these factors were collectively taken into account by management and the Committee in determining the proper levels of base compensation and annual increases.

     Incentive compensation ranging from 10% to 25% was accrued for executives based on meeting overall corporate operating profit goals, individual performance and on the extent to which the business plans for their areas of responsibility were met or exceeded. Between 40% and 80% of 1997 bonuses were based upon overall operating profit of the Company. The remaining percentage was based on the achievement of individual and group performance goals. On balance the performance goals were met or exceeded and therefore compensation was paid accordingly.

     The Company's stock option plan is intended to motivate and reward employees for establishing and executing long-term business objectives that are linked to shareholder value. Options granted in 1997 were determined based upon individual influence, initiative and managerial ability in initiating changes that are intended to yield long-term profitability and enhance shareholder value. No particular weight was ascribed by the Committee to any one or more of these factors. Furthermore, the Committee did not rely on any particular hurdles, benchmarks or other objective criteria in awarding these options.

     For much of 1997 W. B. Moore held the position of President and Chief Executive Officer of the Company. During 1997 the Committee granted Mr. Moore a base salary increase of 5.4% which is consistent with the Company's established merit increase program, relevant experience and competitive market surveys. As reflected in the Company's financial statements, operating performance in 1997 reflected significant sales growth and much improved operating income. In light of this performance and assessment of his personal performance, the Committee granted Mr. Moore a bonus and stock option grant consistent with the criteria described above.

     Upon his appointment as President and Chief Executive Officer in October 1997, the Committee established a compensation package for D. E. Bogle that was consistent with the established criteria noted above. Base salary was set with due consideration of survey data and reference to his experience. Incentive pay, which ranges from 25% to 50% of base salary, is tied to the overall annual operating performance of the Company. Options granted at the time of his employment are intended to encourage long term success for the Company that contributes to shareholder value.

     It is the Committee's policy to establish and maintain compensation programs for executive officers which operate in the best interests of the Company and its shareholders in achieving the corporation's long-term business objectives.


                                         Compensation Committee:
                                              Thomas C. Moore
                                              Ralph H. Owens
                                              Robert B. Adams


March 1998

Summary Compensation Table

     The following table sets forth certain information concerning the compensation paid or accrued to or for: (i) the Company's Chief Executive Officer and (ii) the four most highly compensated other executive officers whose total annual salary and bonus exceeded 100,000 for 1997.


                                                     Annual Compensation                Long-Term
                                                                                      Compensation
                                                   --------------------------         ------------
                                                                                          Shares
                                                                                        Underlying        All Other
Name and                                            Salary              Bonus            Options         Compensation
Principal Position                 Year               ($)                ($)               (#)              ($)(3)
---------------------------------------------------------------------------------------------------------------------
Donald E. Bogle(1)(2)              1997             39,423             10,000            100,000               --
  President and Chief
  Executive Officer

William B. Moore(1)                1997            171,885             25,783              2,000              5,800
    Vice Chairman of               1996            166,000                  0              3,000              5,851
    the Board and                  1995            166,000                  0                  0              5,851
    Chief Technology
    Officer

Edward J. Curry                    1997            162,231             32,446             22,000              5,424
  Executive Vice                   1996            157,000                  0              3,000              5,320
  President and                    1995            147,385                  0             11,000              5,152
  Chief Operating
  Officer

James McDonald                     1997            120,884             12,088             2,000               4,482
  Vice President,                  1996            111,885                  0             2,000               4,496
  North American                   1995            101,231                  0             8,000               4,597
  Sales

Edward M. Coll                     1997            122,731             12,273             2,000               4,408
  Vice President,                  1996            109,808                  0             2,000               4,423
  International Sales              1995             94,515                  0             7,800               1,890

---------------
   (1) Mr. Moore served as President and Chief Executive Officer until October 31, 1997 at which time Mr. Bogle was elected President and Chief Executive Officer.

   (2) See "Employment Terms" below regarding compensation arrangements for Mr. Bogle.

   (3) Except for Mr. Bogle, amounts disclosed as "all other compensation" represent Company matching contributions under a 401(k) retirement savings plan, and annual premiums paid under an officer split-dollar insurance program that provides supplemental life insurance coverage for each executive officer (to a maximum of $100,000) to retirement and $100,000 after retirement. A portion of the premiums paid by the Company for an executive officer's split-dollar policy will be repaid to the Company out of the death benefit under such policy.

Employment Terms

     The Company and Mr. Bogle have agreed upon certain basic terms of employment that it is expected will ultimately be incorporated into a written employment agreement. The basic elements of that agreement are as follows: Mr. Bogle's compensation as approved by the Compensation Committee includes a base salary of $250,000 per year plus a bonus ranging from 25% to 50% of base salary if certain business plan objectives are achieved. Long-term compensation tied to shareholder value was provided with the granting in 1997 of non-qualified stock options to purchase 100,000 shares of common stock. Half of the granted shares vest on January 1, 1999. The remaining 50,000 shares vest on January 1, 2003, but vesting will be accelerated upon achievement of certain operating performance goals. Furthermore, if certain operating goals are achieved for 1999 an additional grant of options for 50,000 shares will be made at the then current common stock market price. In addition, to the above the Company will reimburse Mr. Bogle for relocation costs, grossed up for taxes and will provide employee benefits, use of an automobile, and premiums on an executive life insurance policy. It is contemplated that in the event of termination of employment in certain circumstances, Mr. Bogle will be entitled to one years salary plus bonus to the extent earned, continuation of various insurance benefits, and immediate vesting of granted options to be exercised within one year.

Pension Plan

     The Company has a defined benefit pension plan which covers all employees over age 21 with one year of service. A plan member's annual pension is 1.5% of the average of his highest five consecutive years' base salary, multiplied by the number of years of credited service at date of retirement. The base salary or wages paid by the Company to plan participants is the only compensation covered by the plan. The 1997 covered compensation and credited years of service for the executive officers listed above were as follows: D. E. Bogle - $250,000 with no years; W. B. Moore - $175,000 with 30 years; E. J. Curry - $165,000 with 18 years; J. McDonald - $124,000 with 26 years; and E. M. Coll - 130,000 with 26 years.

     The following table illustrates the estimated straight-life annual retirement benefits payable at normal retirement age under the plan. The benefits listed are not subject to any deduction for Social Security benefits or other offset amounts. Benefits are subject to limitations imposed by the Internal Revenue Code, which includes a $160,000 annual compensation limit.




                                Years of Service
                -----------------------------------------------
 Remuneration   10 Years     20 Years     30 Years     40 Years
-------------   --------     --------     --------     --------
  $ 100,000     $ 15,000     $ 30,000     $ 45,000     $ 60,000
    125,000       18,750       37,500       56,250       75,000
    150,000       22,500       45,000       67,500       90,000
    175,000       24,000       48,000       72,000       96,000
    200,000       24,000       48,000       72,000       96,000
    225,000       24,000       48,000       72,000       96,000
    250,000       24,000       48,000       72,000       96,000
    275,000       24,000       48,000       72,000       96,000
    300,000       24,000       48,000       72,000       96,000

Stock Option Grants, Exercises and Holdings

     The following tables set forth information concerning options to purchase common stock granted to and exercised by the individuals named in the Summary Compensation Table during 1997, and unexercised stock options held by them at the end of 1997. All options were granted under the 1994 Incentive Stock Option and Non-Qualified Stock Option Plan.


                              Option Grants in 1997



                                   Individual Grants
                    ----------------------------------------------
                                 % of Total                             Potential Realizable
                     Number of    Options                                 Value at Assumed
                      Shares      Granted    Exercise                   Annual Rate of Stock
                    Underlying   Employees   or Base                   Price Appreciation For
                     Options     in Fiscal    Price    Expiration            Option Term
    Name            Granted(#)     Year      ($/Sh)        Date           5%($)        10%($)
    ----            ----------   ---------   --------  -----------     ---------     ---------
Donald E. Bogle     100,000(1)     40.77     28.875     10/30/2007     1,815,933     4,601,931

William B. Moore      2,000(2)       .82     23.38       4/29/2002         7,482        21,687

Edward J. Curry       2,000(3)       .82     21.25       4/29/2002        26,728        67,734
                     20,000(4)      8.15     28.875     10/30/2007       363,187       920,386

James McDonald        2,000(3)       .82     21.25       4/29/2007        26,728        67,734

Edward M. Coll        2,000(3)       .82     21.25       4/29/2007        26,728        67,734

----------------
   (1) The exercise price of these options was 100% of the fair market value on the date of grant. 50,000 options become exercisable on 1/1/1999. The remaining 50,000 options become exercisable on 1/1/2003, but will be accelerated if certain operating performance goals are met.

   (2) The exercise price of these options was 110% of the fair market value on the date of grant, and they become exercisable in four equal installments commencing on date of grant, subject to possible acceleration in certain circumstances.

   (3) The exercise price of these options was 100% of the fair market value on the date of grant, and they become exercisable in five equal installments commencing on date of grant, subject to possible acceleration in certain circumstances.

   (4) The exercise price of these options was 100% of the fair market value on the date of grant. Options become exercisable on 1/1/2003, except that vesting will be accelerated upon completion of certain strategic goals.

          Aggregate Option Exercises in 1997 and Year-End Option Values




                      Shares
                     Acquired                     Number of Shares               Value of Unexercised
                        On         Value       Underlying Unexercised           In-the-Money Options at
                     Exercise     Realized       Options at FY-End(#)                   FY-End($)
    Name               (#)           ($)      Exercisable/Unexercisable       Exercisable/Unexercisable(1)
    ----             --------     --------    -------------------------       ----------------------------
Donald E. Bogle        None          N/A              0 /100,000                         0 /762,500

William B. Moore       None          N/A            8,250/ 6,750                    156,544/112,371

Edward J. Curry        None          N/A            9,200/33,800                    183,100/419,150

James McDonald         None          N/A            6,300/10,200                    128,225/194,900

Edward M. Coll         None          N/A            6,040/ 9,960                    122,890/190,010

--------------

(1) Market value of underlying securities at year-end, minus the exercise price of "in-the-money" options.


Shareholder Return Performance Graph

     The following graph compares for the years 1993 through 1997 the yearly change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns, as calculated by Media General Financial Services, for the NASDAQ Market Value Index and an index comprised of 150 publicly traded companies as classified by Dow Jones & Company, Inc. into an industry group identified as "Industrial Technology."




                               [GRAPHIC OMITTED]


                                    [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                        FIVE YEAR CUMULATIVE TOTAL RETURN
                        ---------------------------------
                       1992     1993      1994      1995     1996     1997
                       ----    ------    ------    ------   ------   ------
MOORE PRODUCTS CO.     100      89.28     87.84    102.96   103.68   213.12
INDUSTRY INDEX         100     103.25    112.63    168.3    169.98   184.33
NASDAQ                 100     119.95    125.94    163.35   202.99   248.3


     The above graph assumes that the value of the investment was $100 on December 31, 1992, and that all dividends were reinvested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent public accountants to audit the accounts of the Company and its subsidiaries for 1997. Auditors to serve in 1998 will be appointed in May, 1998 in accordance with the Company's standard practice. Ernst & Young LLP has served as the Company's auditors since 1968. Representatives of Ernst & Young LLP will not be present at the Annual Meeting.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

     Under Securities and Exchange Commission rules, shareholders meeting specific eligibility requirements are entitled to have certain types of proposals included in the Company's Proxy Statement. Any such shareholder desiring to have a proposal included in the Company's Proxy Statement for its 1999 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934) to the attention of the Corporate Secretary, at the address of the Company set forth below, not later than December 7, 1998.

Annual Report

The Annual Report to shareholders containing audited results for the year 1997 accompanies this Proxy Statement, but is not to be regarded as proxy solicitation material.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ATTENTION OF THE CORPORATE TREASURER, MOORE PRODUCTS CO., SPRING HOUSE, PENNSYLVANIA 19477.


                                             ROBERT E. WISNIEWSKI
                                             Secretary & Treasurer

March 27, 1998

                               MOORE PRODUCTS CO.
                   Annual Meeting of Shareholders May 1, 1998

            This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoint(s) EDWARD J. CURRY and ROBERT E. WISNIEWSKI or either of them, with full power of substitution, proxies to vote, as designated on the reverse side, all of the voting shares of capital stock of MOORE PRODUCTS CO. held of record by the undersigned on March 12, 1998, at the Annual Meeting of Shareholders to be held on May 1, 1998, and at any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                           (Continued on reverse side)


                               MOORE PRODUCTS CO.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOUR STOCK CERTIFICATE IS LOST, STOLEN OR DESTROYED, OR IF YOU CHANGE YOUR ADDRESS, PLEASE CONTACT OUR STOCK TRANSFER AGENT, CHASEMELLON SHAREHOLDER SERVICES, AT 1-800-526-0801.

1. Election of Directors
To vote FOR                           To Withhold
the nominees                          Authority to vote
listed below                          for the nominees
check this box                        check this box
(except as marked to the
contrary below)

     / /                                   / /


(To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

    Donald E. Bogle          F. Lawton Hindle          Thomas C. Moore

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                        DATED:                             1998
                                              -----------------------------

                                        ---------------------------------------
                                                       Signature

                                        ---------------------------------------
                                                Signature if held jointly

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, or as executor,
                                        administrator, trustee, or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD(S) USING THE ENCLOSED ENVELOPE.


                                       2